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EXHIBIT 23.02

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

          We hereby consent to the use in this Amendment No. 1 to the Registration Statement on Form S-1 of our report dated April 30, 2010, except for notes 19 and 20 to the financial statements as to which the date is August 6, 2010 relating to the financial statements of Demand Media, Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts."

/s/ PricewaterhouseCoopers LLP

Los Angeles, California
September 15, 2010

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  EXHIBIT 23.02